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                                                                    Exhibit 99.2

                                Certification of
                             Chief Financial Officer
                        of Mission Resources Corporation

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss. 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of Mission Resources Corporation (the "Issuer").

I, Jonathan M. Clarkson, the Chief Financial Officer of the Issuer, certify that:

     (i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 14, 2002.

                                                   /s/ Jon Clarkson
                                                   ---------------------------
                                                   Jonathan M. Clarkson

Subscribed and sworn to before me
this 14th day of August, 2002

/s/ Sandy Fisher
--------------------------------------
Sandy K. Fisher
Notary Public in and for the
State of Texas

My commission expires:  July 30, 2004